                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   MAY 16, 1997


                                  DYNAMEX INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       DELAWARE                         000-21057                 86-0712225
(State or Other Jurisdiction of   (Commission File Number)     (IRS employment
Incorporation or Organization)                               identification no.)


                              2630 Skymark Avenue
                                   Suite 610
                         Mississauga, Ontario  L4W 5A4
                    (Address of principal executive offices)



Registrant's telephone number, including area code:             (905) 238-6414



                                                            Page 1 of      pages
                                                         Exhibit index on page 2

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

       On May 16, 1997 the Company acquired the stock of Road Runner Transportation, Inc. ("Road Runner"). Road Runner is engaged in the same-day transportation business, primarily in the Minneapolis-St. Paul, Minnesota area. The stockholders of Road Runner received $11.2 million in cash and $350,000 shares of the Company's common stock in the transaction. In addition, the former stockholders may receive additional consideration if certain performance goals are met by Road Runner. The consideration was determined in arms-length negotiations between the Company and the stockholders of Road Runner. The transaction is being accounted for using the purchase method of accounting.

       The cash portion of the purchase price was obtained by the Company pursuant to its revolving credit agreement with NationsBank.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

       Financial statements of Road Runner for the nine months ended February 28, 1997 are included herein.

(b)  PRO FORMA FINANCIAL INFORMATION.

       Pro forma financial statements of the Company reflecting the acquisition of Road Runner are not currently available but will be filed not later than 60 days from the date on which this report on Form 8-K was required to be filed.

(c)  EXHIBITS.

2.1 Stock Purchase Agreement dated May 16, 1997 by and among Dynamex Inc., Road Runner Transportation, Inc., James C. Isaacson, James L. Isaacson, Gordon
J. Isaacson, Gretchen E. Larsen and Thomas W. Ingeman.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   DYNAMEX INC.



Date:  May 28, 1997                By:  /s/ Robert P. Capps
                                      --------------------------------------
                                           Robert P. Capps
                                           Vice President, Chief Financial
                                           Officer

                                     -------------------------------------------
                                       ROAD RUNNER
                                       TRANSPORTATION, INC.

                                       Financial Statements
                                       Nine Months Ended February 28, 1997, and
                                       Independent Auditors' Report

ROAD RUNNER TRANSPORTATION, INC.


TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            PAGE
INDEPENDENT AUDITORS' REPORT                                                 1

FINANCIAL STATEMENTS:

   Balance Sheet                                                            2-3

   Statement of Income                                                       4

   Statement of Stockholders' Equity                                         5

   Statement of Cash Flows                                                   6

   Notes to Financial Statements                                            7-11

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
   Road Runner Transportation, Inc.

We have audited the accompanying balance sheet of Road Runner Transportation, Inc. (the "Company") as of February 28, 1997, and the related statements of income, stockholders' equity and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 1997, and the results of its operations and its cash flows for the nine months then ended, in conformity with generally accepted accounting principles.




April 14, 1997

ROAD RUNNER TRANSPORTATION, INC.

BALANCE SHEET
FEBRUARY 28, 1997
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
   Cash                                                                       $   12,715
   Receivables:
      Trade, net of allowance for doubtful accounts of $30,000 (Note 7)        1,995,115
      Related parties (Note 6)                                                    97,940
      Other                                                                        2,035
   Inventories                                                                    17,383
   Prepaid expenses                                                               67,111
                                                                              ----------
           Total  current assets                                               2,192,299

PROPERTY AND EQUIPMENT, AT COST (Notes 3 and 4):
   Leasehold improvements                                                        154,454
   Office furniture and equipment                                                248,192
   Radios                                                                        679,791
   Data processing equipment                                                   2,191,448
   Transportation and other delivery equipment                                 2,106,790
                                                                              ----------
                                                                               5,380,675

   Less accumulated depreciation                                               2,817,138
                                                                              ----------
   Property and equipment, net                                                 2,563,537

OTHER ASSETS:
   Tax deposits                                                                  119,631
   Other                                                                          86,171
                                                                              ----------
                                                                                 205,802
                                                                              ----------
TOTAL ASSETS                                                                  $4,961,638
                                                                              ==========

ROAD RUNNER TRANSPORTATION, INC.

BALANCE SHEET
FEBRUARY 28, 1997
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Note payable to bank (Note 2)                               $  240,000
   Current maturities of long-term debt                           583,007
   Notes payable to stockholders (Note 6)                          72,884
   Accounts payable                                               222,501
   Accrued expenses:
      Compensation                                                260,133
      Commissions                                                 879,096
      Profit sharing                                               90,000
      Other                                                        83,652
   Deferred revenue                                                53,606
                                                               ----------
           Total current liabilities                            2,484,879

LONG-TERM DEBT, less current maturities (Notes 2 and 3)           573,993

COMMITMENTS (Note 9)

STOCKHOLDERS' EQUITY (Note 9):
   Common stock, no par value; 25,000 shares authorized:
      Voting, 6,545 shares, issued and outstanding                135,487
      Nonvoting, 4,364 shares, issued and outstanding              90,489
   Retained earnings                                            1,676,790
                                                               ----------
           Total stockholders' equity                           1,902,766
                                                               ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $4,961,638
                                                               ==========



See notes to financial statements.                                   (Concluded)

ROAD RUNNER TRANSPORTATION, INC.

STATEMENT OF INCOME
NINE MONTHS ENDED FEBRUARY 28, 1997
--------------------------------------------------------------------------------

REVENUE:
   Delivery services (Note 7)                                        $16,413,755
   Rents (Note 4)                                                        143,291
   Driver services                                                       500,797
                                                                     -----------

                                                                      17,057,843

COSTS AND EXPENSES:
   Commissions, drivers                                                8,156,397
   Compensation and related costs                                      4,841,891
   Depreciation                                                          752,080
   Repairs and maintenance                                               170,104
   Insurance                                                             781,654
   Profit sharing contribution (Note 5)                                   90,000
   Interest                                                              143,511
   Other direct delivery costs                                           504,670
   Other selling, general and administrative expenses (Note 6)         1,380,777
   Loss on sale of property and equipment (Note 8)                       137,116
                                                                     -----------

                                                                      16,958,200
                                                                     -----------

NET INCOME                                                           $    99,643
                                                                     ===========



See notes to financial statements.

ROAD RUNNER TRANSPORTATION, INC.

STATEMENT OF STOCKHOLDERS' EQUITY
NINE MONTHS ENDED FEBRUARY 28, 1997
--------------------------------------------------------------------------------


                                                    Voting Common               Nonvoting Common
                                                        Stock                        Stock
                                                ---------------------        ----------------------
                                                Number of                    Number of                   Retained
                                                 Shares      Amount            Shares     Amount         Earnings          Total
BALANCE, BEGINNING                               6,000    $       600          4,000    $       400    $ 1,727,147     $ 1,728,147

   Net income                                                                                               99,643          99,643

   Common stock issued for compensation            545        134,887            364         90,089                        224,976

   Dividends                                                                                              (150,000)       (150,000)
                                                 -----    -----------          -----    -----------    -----------     -----------
BALANCE, ENDING                                  6,545    $   135,487          4,364    $    90,489    $ 1,676,790     $ 1,902,766
                                                 =====    ===========          =====    ===========    ===========     ===========


See notes to financial statements.

ROAD RUNNER TRANSPORTATION,INC.


STATEMENT OF CASH FLOWS
NINE MONTHS ENDED FEBRUARY 28, 1997
------------------------------------------------------------------------------

OPERATING ACTIVITIES:
 Net income                                                        $    99,643
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                       753,384
   Common stock issued as compensation                                 224,976
   Loss on sale of property and equipment                              137,116
   Changes in assets and liabilities:
         Increase in trade receivables                                (334,237)
         Decrease in other receivables                                  55,638
         Decrease in inventories                                         8,320
         Increase in prepaid expenses                                  (31,869)
         Decrease in accounts payable                                 (136,519)
         Increase in accrued expenses                                  488,925
         Increase in deferred revenue                                    8,656
                                                                    ----------
           Net cash provided by operating activities                 1,274,033
                                                                    ----------
INVESTING ACTIVITIES:
   Proceeds from sales of property and equipment                     1,148,752
   Purchases of property and equipment                              (1,431,799)
   Advances to related parties                                         (34,748)
   Other                                                                (1,534)
                                                                    ----------
           Net cash used in investing activities                      (319,329)
                                                                    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net payments on revolving loan agreement                           (535,000)
   Proceeds from notes payable to stockholders                          30,000
   Principal payments on notes payable to stockholders                 (32,116)
   Proceeds from long-term borrowings                                  177,330
   Principal payments on long-term debt                               (434,531)
   Cash dividends                                                     (150,000)
                                                                    ----------
           Net cash used in financing activities                      (944,317)
                                                                    ----------
NET INCREASE IN CASH                                                    10,387

CASH, BEGINNING OF PERIOD                                                2,328
                                                                    ----------
CASH, END OF PERIOD                                                 $   12,715
                                                                    ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION - Cash payment
for interest                                                        $  142,481
                                                                    ==========
SUPPLEMENTAL SCHEDULE OF NONCASH OPERATING, INVESTING,
   AND FINANCING ACTIVITIES:
      Common stock issued as compensation                           $  224,976
                                                                    ==========
      Other asset resulting from sale - leaseback transaction       $   72,601
                                                                    ==========
      Capital lease obligations incurred for use of equipment       $  136,829
                                                                    ==========


See notes to financial statements.

ROAD RUNNER TRANSPORTATION, INC.


NOTES TO FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 28, 1997
-------------------------------------------------------------------------------


1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

     Nature of Business - Road Runner Transportation, Inc. (the "Company:) provides on-demand delivery and logistics management for customers in the metropolitan areas of Minneapolis-St. Paul, Minnesota; Dallas, San
     Antonio, and Austin, Texas; and Denver, Colorado. The Company grants credit terms to customers on an individual customer basis.

     Cash - The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

     Inventories - Inventories are composed of radio and vehicle repair parts and delivery envelopes valued at the lower of cost (first-in, first-out method) or market.

     Depreciation - Depreciation of property and equipment is provided using the straight-line method over estimated useful lives of three to seven years.

     Revenue Recognition - The Company recognizes revenue as delivery services are performed. Deferred revenue represents prebilled deliveries or payments received for delivery services which have not been performed as of February 28, 1997.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Income Tax Matters - The Company, with the consent of its stockholders, has elected to be taxed under sections of the federal and state income tax laws (Subchapter S) which provide that, in lieu of corporate income taxes, the stockholders separately account for the Company's items of income, deductions, losses and credits. Therefore, the accompanying financial statements do not include any provision for corporation income taxes. The Company pays dividends to assist the stockholders in paying their personal income taxes on the income of the Company.

     In addition, as a result of the Company's May 31 fiscal year, the Company is required to make federal tax deposits that will vary annually depending on the Company's income.

     Fair Value of Financial Instruments - The financial statements include the following financial instruments: cash, trade accounts and other receivables, accounts payable, and notes payable to banks, stockholders and other financial institutions. At February 28, 1997, no separate comparison of fair values to carrying values is presented for the aforementioned financial instruments since their fair values are not significantly different than their balance-sheet carrying values.

2.   BANK FINANCING

     As of February 28, 1997, the Company has a loan agreement with a bank that provides for a revolving line of credit, a nonrevolving capital expenditure line, a nonrevolving acquisition line and the term notes payable to bank as described in Note 3. The loan agreement expires December 31, 1997, and is collateralized by substantially all Company assets, a personal guaranty of the Company's majority stockholder and the assignment of a life insurance policy on the Company's majority stockholder. The loan agreement contains various covenants that require the Company to, among other things, not exceed a certain debt to tangible net worth ratio, maintain a minimum tangible net worth, maintain a minimum debt service coverage ratio and limit the amount of capital expenditures.

     Revolving Line of Credit - The Company can borrow up to $800,000 on its line of credit; however, the amount borrowed cannot exceed a borrowing base equal to 75% of eligible receivables. Amounts borrowed bear interest at the prime rate (8.25% at February 28, 1997) plus 0.5%. As of February 28, 1997, $240,000 was outstanding under this line.

     Nonrevolving Capital Expenditure Line - The Company can borrow up to $1,750,000 under this line for the purpose of financing vehicle and other equipment purchases through December 31, 1997. Interest on any outstanding borrowings is payable monthly at the prime rate plus 0.5%. On January 1, 1998, the then-outstanding principal balance will be converted to a term loan with principal and interest payable monthly over 30 months. As of February 28, 1997, no borrowings are outstanding under this line.

     Nonrevolving Acquisition Line - The Company can borrow up to $1,500,000 under this line for the purpose of financing acquisitions of businesses. As of February 28, 1997, no borrowings are outstanding under this line.

3.   LONG-TERM DEBT

     Long-term debt is composed of the following as of February 28, 1997:

     Note payable to bank, due in monthly principal installments
     of $9,583, plus interest at 9.0%, through June 1998                 $  153,333

     Note payable to bank, due in monthly installments of $16,941,
     including interest at 8.5%, through November 1998                      306,171

     Note payable to bank, due in monthly installments of $11,771,
     including interest at 8.45%, through July 1999                         298,122

     Notes payable to finance companies, due in varying monthly installments, including interest at varying rates, through
     April 1999                                                              50,939

     Capital lease obligations (see Note 4)                                 348,435
                                                                          ---------

                                                                          1,157,000

     Less current maturities                                                583,007
                                                                          ---------

                                                                         $  573,993
                                                                         ==========

     Aggregate annual maturities of the above long-term debt at February 28, 1997, are as follows:

     Years ending February 28:
          1998                                                $  583,007
          1999                                                   466,854
          2000                                                   107,139
                                                              ----------

                                                              $1,157,000
                                                              ==========

4.   LEASE ARRANGEMENTS

     The Company has acquired certain equipment under capital leases. As of February 28, 1997, capital lease equipment costs of $467,815 and related accumulated depreciation of $116,331 are included in property and equipment. The related capital lease obligations are reflected in long-term debt and require varying monthly payments, including interest at rates ranging from 8.0% to 9.5%.

     The Company also leases its office and warehouse facilities and certain vehicles and telecommunications equipment under various operating lease arrangements. These leases require minimum monthly payments plus additional payments based on vehicle miles or a pro rata share of real estate taxes and other operating costs associated with a leased property.

     The following is a schedule of future minimum rental payments required under the operating and capital leases as of February 28, 1997:

                                                 OPERATING      CAPITAL
                                                   LEASES       LEASES
     Years ending February 28:
         1998                                   $  418,118   $  174,816
         1999                                      313,260      162,491
         2000                                      275,871      149,194
         2001                                      174,360
         2002                                      159,408
         Thereafter                              1,255,100
                                                ----------   ----------

                                                $2,596,117      386,501
                                                ==========
     Less amounts representing interest on
      capital lease obligations                                  38,066
                                                             ----------
     Principal portion of capital lease
      obligations                                            $  348,435
                                                             ==========

     Total rental expense included on the statement of income for the nine months ended February 28, 1997, was $365,655.

     The Company rents computers and radios to nonemployee owner/operators on a month-to-month basis. Rental income from these arrangements amounted to $143,291 for the nine months ended February 28, 1997.

5.   PROFIT SHARING PLAN

     The Company has a profit sharing plan for those employees who meet the eligibility requirements set forth in the plan. Contributions to the plan are at the discretion of the Company's Board of Directors. For the nine months ended February 28, 1997, the Company has accrued $90,000 of profit sharing expense.

6.   RELATED PARTY TRANSACTIONS

     The Company has advanced to two of its stockholders funds which bear interest at 8.0%. The stockholders make periodic repayments of principal. Amounts due to the Company from these stockholders totaled $97,940 as of February 28, 1997.

     The Company leases its office and warehouse facilities in St. Paul, Minnesota, from its majority stockholder under a thirty-six month lease agreement that calls for monthly rentals of $11,279 through November 1999. The Company carries insurance and pays the real estate taxes, utilities and maintenance costs on the property. The Company paid rents of approximately $90,000 to this stockholder for the nine months ended February 28, 1997.

     The Company has notes payable to three of its minority stockholders that total approximately $73,000 as of February 28, 1997. The Company pays interest monthly at the rate of 8.0% with the principal due in April 1997.

7.   MAJOR CUSTOMER

     Approximately 15% of the Company's delivery services revenue for the nine months ended February 28, 1997, is from one customer. Trade receivables from this customer approximated 18% of total trade receivables at February 28, 1997.

8.   SALE-LEASEBACK TRANSACTION

     The Company completed the construction of an office/warehouse facility in the Denver, Colorado, metropolitan area in September 1996 at a cost of approximately $1,200,000, including land. In December 1996, the Company sold the property to an unrelated party, incurring a loss of approximately $103,000. Concurrent with the sale, the Company leased back the property for a period of approximately fourteen years at monthly rentals ranging from $10,000 to $12,000 during the term of the lease. The Company is also responsible for insuring and maintaining the property and the real estate taxes assessed on the property. In addition, the majority stockholder has provided a guaranty to the lessor for the rents on this property. The guaranty is for a period of five years and for a maximum amount of $150,000 in the first year of the lease term. This guaranty amount reduces by $30,000 each year until the end of the five-year period, at which time the guaranty terminates.

9.   COMMITMENTS

     The Company has a buy-sell agreement with its minority stockholders whereby the Company has the first option to purchase any shares of common stock upon death, disability or termination of employment of the minority stockholders or upon the offer to sell any shares by the minority stockholders. The purchase price for the shares of common stock subject to this agreement is to be determined within 75 days following the end of each fiscal year.

10.  LETTER OF INTENT

     On March 13, 1997, stockholders of the Company's voting common stock signed a non-binding letter of intent to sell all of the Company's issued and outstanding common stock. There can be no assurances the sale will be completed.

                                     ******

                              INDEX TO EXHIBITS



EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------
 2.1           -  Stock Purchase Agreement
